Axos Q3 Fiscal 2023 Earnings Supplement April 27, 2023 NYSE: AX

1 Loan Growth by Category for Third Quarter Ended March 31, 2023 Loans Single Family Mortgage & Warehouse Multifamily & Commercial Mortgage Commercial Real Estate Auto & Consumer Jumbo Mortgage Multifamily Small Balance Commercial Lender Finance RE SF Warehouse Lending Asset-Based Lending Auto CRE Specialty Unsecured / OD Equipment Leasing Q3 FY23 $ millions Other Q2 FY23 $80 18 70 (37) (29) 61 (4) (37) - Inc (Dec) Commercial & Industrial Non-RE Lender Finance Non-RE 207 43 $16,020 $15,649 $371 (1) $3,845 144 2,175 875 4,981 781 125 555 77 7 1,391 693 $3,925 162 2,245 838 4,952 842 121 518 77 6 1,598 736

2 CRE Specialty Detail as of March 31, 2023 Non-Performing Loans (mm)Weighted Avg. LTVBalance (mm)Loan Type $044%$1,535Multifamily 15411,120SFR 041775Hotel 037673Office 046325Industrial 042255Retail 041269Other $1542%$4,952Total

Fixed/Hybrid Years to Maturity / Repricing*Mix of Loan Repricing Types Variable 57% Hybrid 36% Fixed 7% 198 839 1,937 2,907 5,627 6,755 6,767 6,825 - 1,000 2,000 3,000 4,000 5,000 6,000 7,000 8,000 1/2 1 2 3 5 10 20 >20 Years $M 3% 12% 29% 43% 100%100%99%83% *Excludes SF Warehouse Lending and Equipment Leasing. The years to repricing assumes no loan prepayments and reflects only contractual terms. Interest Rate Components of Loan & Lease Portfolio At March 31, 2023 3 Of the fixed and hybrid rate loan balances in our portfolio at March 31, 2023, 43% will reprice within 3 years and 83% will reprice within 5 years

4 Consumer  Direct Distribution  Partners Small Business  Banking Commercial /  Treasury  Management Axos Securities Specialty  Deposits Fiduciary  Services Diversified Deposit Gathering Business Lines ‹ Full service digital banking, wealth management, and securities trading ‹ White-label banking ‹ Business banking with simple suite of cash management services ‹ Fiduciary services for trustees ‹ 1031 exchange firms ‹ Title and escrow companies ‹ HOA and property management ‹ Serves approximately 40% of U.S. Chapter 7 bankruptcy trustees in exclusive relationship ‹ Software allows servicing of SEC receivers and non-chapter 7 cases ‹ Full service treasury/cash management ‹ Team enhancements and geographic expansion ‹ Bank and securities cross-sell ‹ Broker-dealer client cash ‹ Broker-dealer reserve accounts $1.2 B $1.1 B $7.8 B $0.7 B $0.3 B $4.4 B $1.2 B Diversified Deposit Gathering * Deposit balances as of 3/31/23.

Axos Advisor Services (AAS) Cash Sorting 5*EAS acquisition closed August 2, 2021 $17.6 $19.9 $19.4 $26.0 $24.7 $26.3 $25.1 $22.4 $21.6 $22.5 $23.1 $22.6 $1.4 $1.1 $1.3 $1.5 $1.3 $1.4 $2.1 $2.7 $2.6 $1.7 $1.3 $1.7 7.8% 5.7% 6.5% 5.6% 5.1% 5.5% 8.4% 11.9% 11.9% 7.4% 5.6% 7.4% 0.0% 2.0% 4.0% 6.0% 8.0% 10.0% 12.0% 14.0% $- $5.0 $10.0 $15.0 $20.0 $25.0 $30.0 AAS Assets Under Custody (AUC) and Cash Ending Balances Assets Under Custody Cash Cash as % of AUC

Change in Allowance for Credit Losses (ACL) & Unfunded Loan Commitments Reserve (UCL) ($ in millions) 157.2 (2.4) 1.0 5.5 161.3 10.5 10.5 120 130 140 150 160 170 December 31, 2022 ACL + UCL Gross Charge-offs Provisions for credit losses Gross Recoveries March 31, 2023 ACL + UCL UCLACL 6

7 Allowance for Credit Losses (ACL) by Loan Category as of March 31, 2023 Loans Single Family - Mortgage and Warehouse Multifamily & Commercial Mortgage Commercial Real Estate Auto & Consumer Loan Balance $ millions Other ACL $ ACL % Commercial & Industrial Non-RE $4,087.5 3,082.8 5,794.3 594.6 6.3 2,454.8 $16,020.3 14.3 68.4 13.4 0.0 46.7 $18.5 $161.3 1.01% 1.18% 0.46% 0.45% 0.24% 2.25% 1.90%

Credit Quality ($ millions)

Non-performing Loans Consistent with Prior Quarter

12/31/2022	Loans O/S	NPLs	%
Single Family-Mortgage & Warehouse	$3,989.0	$39.0	0.98%
Multifamily and Commercial Mortgage	3,050.1	35.3	1.16
Commercial Real Estate	5,762.1	14.9	0.26
Commercial & Industrial - Non-RE	2,208.9	3.0	0.14
Auto & Consumer	632.2	1.4	0.22
Other	7.2	1.4	19.44
Total	$15,649.5	$95.0	0.61%

3/31/2023	Loans O/S	NPLs	%
Single Family-Mortgage & Warehouse	$4,087.5	$36.2	0.89%
Multifamily and Commercial Mortgage	3,082.8	37.4	1.21
Commercial Real Estate	5,794.3	14.9	0.26
Commercial & Industrial - Non-RE	2,454.8	2.9	0.12
Auto & Consumer	594.6	2.0	0.34
Other	6.3	2.5	39.68
Total	$16,020.3	$95.9	0.60%

Change at 3/31/23 from 12/31/22	Loans O/S	NPLs
Single Family-Mortgage & Warehouse	$98.5	($2.8)
Multifamily and Commercial Mortgage	32.7	2.1
Commercial Real Estate	32.2	-
Commercial & Industrial - Non-RE	245.9	(0.1)
Auto & Consumer	(37.6)	0.6
Other	(0.9)	1.1
Total	$370.8	$0.9

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12 Greg Garrabrants, President and CEO Derrick Walsh, EVP and CFO Andy Micheletti, EVP of Finance investors@axosfinancial.com www.axosfinancial.com Johnny Lai, SVP Corporate Development and Investor Relations Phone: 858.649.2218 Mobile: 858.245.1442 jlai@axosfinancial.com Contact Information